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                                                                    Exhibit 23.2


             CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the use in this Amendment No. 2 to Registration Statement
No. 333-137398 on Form F-1 of Telesat Holding Inc. of our report dated
January 31, 2006 (May 2, 2006 as to Notes 24 and 25, and October 31, 2006 as to note 3) (which audit report expresses an unqualified opinion and includes an explanatory paragraph referring to our consideration of internal control over financial reporting and includes a separate report titled Comments by Independent Registered Chartered Accountants on Canada-United States of America Reporting Difference referring to changes in accounting principles that have a material effect on the comparability of the Company's financial statements) relating to the financial statements of Telesat Canada as of December 31, 2005 and 2004 and for each of the years in the three-year period ended December 31, 2005 appearing in the Prospectus, which is part of such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ Deloitte & Touche LLP
Ottawa, Ontario, Canada

November 30, 2006